Exhibit 32.8

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Equinox Frontier Masters Fund (formerly Frontier Masters Series), a Series of Equinox Frontier Funds (Formerly The Frontier Fund) on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Equinox Frontier Masters Fund (formerly Frontier Masters Series).

/s/ Robert J. Enck
Robert J. Enck

President and Chief Executive Officer of Equinox

Fund Management, LLC, the Managing Owner of the

Equinox Frontier Masters Fund (formerly Frontier

Masters Series), a Series of Equinox Frontier Funds

(Formerly The Frontier Fund)

/s/ Vance Sanders
Vance Sanders

Principal Financial Officer of Equinox Fund

Management, LLC, the Managing Owner of the

Equinox Frontier Masters Fund (formerly Frontier

Masters Series), a Series of Equinox Frontier Funds

(Formerly The Frontier Fund)

Date: March 31, 2014